UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 10, 2006

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-15699 (Commission File Number)	75-2822620 (I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 10, 2006, Concentra Inc. (“Concentra Holding”), the parent corporation of Concentra Operating Corporation (the “Company”), entered into an Employment Agreement with Mark A. Solls, effective as of August 1, 2006. Under the Agreement, Mr. Solls will serve as the Executive Vice President, General Counsel, and Secretary to Concentra Holding, and such other offices with the subsidiaries and affiliates of Concentra Holding, including the Company, as requested by Concentra Holding. The principal terms of this Agreement are as follows: an initial two year term, subject to automatic renewal for additional one year terms, unless terminated in accordance with the Agreement; a base annual salary equal to three hundred fifty thousand dollars ($350,000), bonuses at the discretion of the board of directors of Concentra Holding, and participation in any group health plan made available by Concentra Holding to its employees; and a severance payment in the event of (i) termination by Concentra Holding without Cause (as defined in the Agreement) or (ii) resignation by Mr. Solls for Good Reason (as defined in the Agreement), consisting of one year’s base salary. A copy of the Employment Agreement is being filed as Exhibit 10.5 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.5	Employment Agreement, dated as of August 1, 2006, by and between Concentra Inc. and Mark A. Solls

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: July 12, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER
10.5	Employment Agreement, dated as of August 1, 2006, by and between Concentra Inc. and Mark A. Solls